ITEM 77E -
LEGAL PROCEEDINGS
Since October
 2003, Federated
and related entities
 (collectively,
"Federated"), and
various Federated
funds ("Funds"),
have been named
as defendants
in several class
 action lawsuits
now pending in the
United States District
 Court for the District
of Maryland. The lawsuits
were purportedly
filed on behalf of
people who purchased,
owned and/or redeemed
shares of Federated-sponsored mutual
funds during
specified periods
beginning November
1, 1998. The suits
are generally similar
in alleging that
Federated engaged in illegal
 and
improper trading
practices including
market timing and late
trading in concert with
certain institutional
traders, which allegedly
caused
financial injury to
the mutual fund shareholders.
These lawsuits began to be
filed shortly after Federated's
first public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
from the SEC, the Office of the
New York
State Attorney General ("NYAG"),
and other authorities. In that
 regard, on November 28, 2005,
Federated announced that it had
reached final settlements with
the SEC and the NYAG with respect
 to those matters. Specifically,
 the SEC and NYAG settled
proceedings against three
Federated subsidiaries
involving undisclosed
 market timing arrangements
and late trading. The SEC made
findings: that Federated
Investment Management Company
("FIMC"), an SEC-registered
investment adviser to various
Funds, and
Federated Securities Corp.,
an SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
Investment Advisers
Act and Investment Company Act
by approving, but not disclosing,
three market timing arrangements,
or the associated conflict of
interest between FIMC and the
funds involved in the arrangements,
either to other fund shareholders
or to the funds' board; and that
Federated Shareholder Services
Company, formerly an SEC-registered
transfer agent, failed to prevent
a
customer and a Federated
employee from late trading in
violation of provisions of the
Investment Company Act. The NYAG
found that such conduct violated
provisions of New York State law.
Federated entered into the settlements
without admitting or denying the
regulators' findings. As
Federated previously reported in
2004,
it has already paid approximately
$8.0 million to certain funds as
determined by an independent
consultant. As part of these
settlements, Federated agreed
to pay disgorgement and a civil
money penalty in the aggregate
amount of
an additional $72 million and,
among other things, agreed that
it would not serve as investment
adviser to any registered investment
company unless (i) at least 75%
of the fund's directors are
independent of Federated, (ii)
the chairman of each such fund is
independent of Federated, (iii)
 no action may be taken by the
fund's board or any committee
thereof unless approved by a
majority of
the independent trustees of the
fund or committee, respectively,
and (iv) the fund appoints a
"senior officer" who reports
to the
independent trustees and is
responsible for monitoring
compliance by the fund with
applicable laws and fiduciary
duties and for
managing the process by
which management fees charged
to a fund are approved.
The settlements are described
in Federated's
announcement which, along
with previous press releases
and related communications on
those matters, is available in
the "About Us"
section of Federated's website
at FederatedInvestors.com.
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending in the
United States
District Court for the
Western District of Pennsylvania,
alleging, among other things,
excessive advisory and Rule
12b-1 fees.
The Board of the Funds retained
the law firm of Dickstein Shapiro
LLP to represent the Funds in
 each of the lawsuits described in
the preceding two paragraphs.
Federated and the Funds, and
 their respective counsel,
have been defending this
litigation, and none of
the Funds remains a defendant
in any of the lawsuits (though
some could potentially receive
any recoveries as nominal defendants).
Additional lawsuits based
upon similar allegations may
 be filed in the future. The
potential impact of these
lawsuits, all of which seek
unquantified damages,
attorneys' fees, and expenses,
and future potential similar
suits is uncertain. Although
we do not believe that
these lawsuits will have a
 material adverse effect
on the Funds, there can be
no assurance that these suits,
ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not result
in increased Fund redemptions,
reduced sales of
Fund shares, or other adverse
consequences for the Funds.